U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

FINTECH ACQUISITION CORP. II

(Exact Name of Registrant as Specified in Its Charter)

Delaware	47-4219082
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2929 Arch Street, Suite 1703
Philadelphia, PA	19104
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-215305
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Units, each consisting of one share of Common Stock and one-half of one warrant	The NASDAQ Stock Market LLC

Common Stock, par value $0.0001 per share	The NASDAQ Stock Market LLC

Warrants, each to purchase one share of Common Stock	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1.     Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, common stock and warrants of FinTech Acquisition Corp. II (the “Company” or the “Registrant”).  The description of the Company’s units, common stock and warrants contained under the heading “Description of Securities” in the registration statement initially filed by the Company with the Securities and Exchange Commission on December 23, 2016, as amended from time to time (File No. 333-215305) (the “Registration Statement”), to which this Form 8-A relates is incorporated herein by reference.  Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.     Index to Exhibits.

3.1	Certificate of Incorporation (included in the Registration Statement and incorporated herein by reference)

3.2	Form of Amended and Restated Certificate of Incorporation (included in the Registration Statement and incorporated herein by reference)

3.3	Bylaws (included in the Registration Statement and incorporated herein by reference)

3.4	Form of Amended and Restated Bylaws (included in the Registration Statement and incorporated herein by reference)

4.1	Specimen Unit Certificate (included in the Registration Statement incorporated herein by reference)

4.2	Specimen Common Stock Certificate (included in the Registration Statement and incorporated herein by reference)

4.3	Specimen Warrant Certificate (included in the Registration Statement and incorporated herein by reference)

4.4	Form of Warrant Agreement between Continental Stock Transfer and Trust Company and the Registrant (included in the Registration Statement and incorporated herein by reference)

4.5	Form of Registration Rights Agreement between the Registrant and certain security holders named therein (included in the Registration Statement and incorporated herein by reference)

4.6	Form of Investment Management Trust Account Agreement between Continental Stock Transfer and Trust Company and the Registrant (included in the Registration Statement \and incorporated herein by reference)

2

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FINTECH ACQUISITION CORPORATION II

Date: January 18, 2017	By:	/s/ James J. McEntee, III
James J. McEntee, III
President and Chief Financial Officer

3

EXHIBITS

3.1	Certificate of Incorporation (included in the Registration Statement and incorporated herein by reference)

3.2	Form of Amended and Restated Certificate of Incorporation (included in the Registration Statement and incorporated herein by reference)

3.3	Bylaws (included in the Registration Statement and incorporated herein by reference)

3.4	Form of Amended and Restated Bylaws (included in the Registration Statement and incorporated herein by reference)

4.1	Specimen Unit Certificate (included in the Registration Statement incorporated herein by reference)

4.2	Specimen Common Stock Certificate (included in the Registration Statement and incorporated herein by reference)

4.3	Specimen Warrant Certificate (included in the Registration Statement and incorporated herein by reference)

4.4	Form of Warrant Agreement between Continental Stock Transfer and Trust Company and the Registrant (included in the Registration Statement and incorporated herein by reference)

4.5	Form of Registration Rights Agreement between the Registrant and certain security holders named therein (included in the Registration Statement and incorporated herein by reference)

4.6	Form of Investment Management Trust Account Agreement between Continental Stock Transfer and Trust Company and the Registrant (included in the Registration Statement and incorporated herein by reference)

4